Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2022 Second Quarter Results
Second Quarter Total Revenue Increases 15% Year-Over-Year with First Half 2022 Non-GAAP Organic Recurring Revenue Growth of 6%; Updates Full Year 2022 Financial Guidance
Charleston, S.C. (August 2, 2022) - Blackbaud (NASDAQ: BLKB), the world's leading cloud software company powering social good, today announced financial results for its second quarter ended June 30, 2022.
"Our financial results for the quarter and through the first half of 2022 paced ahead of our plan," said Mike Gianoni, president and CEO, Blackbaud. "We are uniquely positioned as a market leader in our space, and we continue to sharpen our focus on delivering a best-in-class experience for our customers which is resulting in longer term commitments with future opportunity to deepen these relationships and forge new ones. We continue to monitor the macro environment, and remain confident in our core business as well as our ability to execute incremental program initiatives already underway as we look to balance operating discipline with strategic investments to drive sustainable growth and improving profitability."
Second Quarter 2022 Results Compared to Second Quarter 2021 Results:
•GAAP total revenue was $264.9 million, up 15.5%, with $252.5 million in GAAP recurring revenue, up 16.4%.
•Non-GAAP organic recurring revenue increased 5.1%.
•GAAP income from operations was $0.1 million, inclusive of security incident-related costs, net of insurance of $8.3 million, with GAAP operating margin of 0.0%, a decrease of 570 basis points
•Non-GAAP income from operations was $54.5 million, with non-GAAP operating margin of 20.6%, a decrease of 300 basis points.
•GAAP net loss was $3.4 million, with GAAP diluted loss per share of $0.07, down $0.21 per share.
•Non-GAAP net income was $38.9 million, with non-GAAP diluted earnings per share of $0.75, down $0.07 per share.
•Non-GAAP adjusted EBITDA was $70.6 million, up $4.8 million, with non-GAAP adjusted EBITDA margin of 26.6%, an increase of 80 basis points.
•GAAP net cash provided by operating activities was $57.3 million, a decrease of $12.5 million.
•Non-GAAP adjusted free cash flow was $43.9 million, a decrease of $15.1 million, with non-GAAP adjusted free cash flow margin of 16.6%, a decrease of 910 basis points.
"We had a strong quarter posting double-digit total revenue growth, mid single-digit organic recurring revenue growth and achieved 32% on Rule of 40 at constant currency," said Tony Boor, executive vice president and CFO, Blackbaud. "We remain committed to executing our capital allocation strategy and continued our track record of balancing sustainable revenue growth and strong profitability in the quarter. With the first half behind us, we've updated our full year financial guidance primarily to account for the evolving macroeconomic conditions such as unfavorable foreign exchange rate movement and higher interest rates, as well as other unforeseen items like the continued drag on total revenue from our mix shift away from one-time services revenues and also updated sales projections for EVERFI. Overall, we remain confident that continued execution against our plan for 2022 has us well positioned to continue progressing toward our long-term goal of achieving Rule of 40."

PRESS RELEASE
An explanation of all non-GAAP financial measures referenced in this press release, including the Rule of 40, is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Recent Company Highlights
•Blackbaud released its 2021 Social Responsibility Report sharing how the company is growing and strengthening the entire social good community, empowering its people, stewarding the environment and expanding responsible business practices.
•Blackbaud hosted its annual Developers’ Conference—a three-day event that convenes technology enthusiasts, creators and developers of all levels to reimagine nonprofit technology and build a better world.
•Blackbaud announced strategic organizational updates to its executive leadership team. Kevin Gregoire has been appointed Chief Operating Officer, David Benjamin has been appointed Chief Commercial Officer and Tom Davidson has been appointed Executive Vice President of Corporations, all effective immediately. These changes will enable the company to place increased emphasis on product and technology innovation, customer focus and sales productivity.
•Blackbaud announced that Deneen DeFiore, vice president and global chief information security officer for United Airlines, has joined its board of directors, bringing more than 20 years of experience in technology and cybersecurity.
•Blackbaud appointed Chris Singh as Chief Customer Officer. Singh is the first leader to hold the newly created position at Blackbaud, representing a significant next step in the company’s commitment to customers and their end-to-end experience.
•TrustRadius recognized Blackbaud Raiser's Edge NXT® in its Top Rated 2022 Awards. Raiser’s Edge NXT was named a Top Rated solution in the Nonprofit CRM, Donor Management and Nonprofit Fundraising categories.
•Blackbaud announced the launch of Prospect Insights—a new software tool within Blackbaud Raiser’s Edge NXT® that enables social good professionals to access actionable, AI-powered insights to drive more major giving.
•EVERFI announced that it will deploy new educational content specifically designed to support students in developing tools and strategies to avoid reaching the point of a mental health crisis. This content will be supported by EVERFI's strategic partners: HCA Healthcare, Healthy Blue, Johnson County Mental Health Center and National Football League.

Visit www.blackbaud.com/newsroom for more information about Blackbaud’s recent highlights.
Financial Outlook
Blackbaud today revised its 2022 full year financial guidance:
•Non-GAAP revenue of $1.05 billion to $1.07 billion
•Non-GAAP adjusted EBITDA margin of 23.7% to 24.2%
•Non-GAAP earnings per share of $2.43 to $2.63
•Non-GAAP adjusted free cash flow of $140 million to $150 million

Included in its 2022 full year financial guidance are the following assumptions:
•Non-GAAP annualized effective tax rate is expected to be 20%
•Interest expense for the year is expected to be approximately $34 million to $37 million

PRESS RELEASE
•Fully diluted shares for the year are expected to be in the range of 52 million to 53.5 million
•Capital expenditures for the year are expected to be in the range of $60 million to $70 million, including approximately $50 million to $60 million of capitalized software and content development costs
Blackbaud has not reconciled forward-looking full-year non-GAAP financial measures contained in this news release to their most directly comparable GAAP measures, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to compensation, acquisition transactions and integration, tax items or others that may arise during the year. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.
In order to provide a meaningful basis for comparison, Blackbaud uses non-GAAP adjusted free cash flow in analyzing its operating performance. Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software and content development, capital expenditures for property and equipment, plus cash outflows, net of insurance, related to the previously disclosed Security Incident discovered in May 2020 (the "Security Incident"). For full year 2022, Blackbaud currently expects net cash outlays of $15 million to $25 million for ongoing legal fees related to the Security Incident. In line with the Company's policy, all associated costs due to third-party service providers and consultants, including legal fees, are expensed as incurred. As of June 30, 2022, Blackbaud has not recorded a loss contingency related to the Security Incident as it is unable to reasonably estimate the possible amount or range of such loss. Please refer to the section below titled "Non-GAAP Financial Measures" for more information on Blackbaud's use of non-GAAP financial measures.
Conference Call Details
What:    Blackbaud's 2022 Second Quarter Conference Call
When:    August 3, 2022
Time:     8:00 a.m. (Eastern Time)
Live Call:     1-877-407-3088 (US/Canada)
Webcast:    Blackbaud's Investor Relations Webpage
About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world’s leading cloud software company powering social good. Serving the entire social good community—nonprofits, higher education institutions, K–12 schools, healthcare organizations, faith communities, arts and cultural organizations, foundations, companies and individual change agents—Blackbaud connects and empowers organizations to increase their impact through cloud software, services, expertise and data intelligence. The Blackbaud portfolio is tailored to the unique needs of vertical markets, with solutions for fundraising and CRM, marketing, advocacy, peer-to-peer fundraising, corporate social responsibility (CSR) and environmental, social and governance (ESG), school management, ticketing, grantmaking, financial management, payment processing and analytics. Serving the industry for more than four decades, Blackbaud is a remote-first company headquartered in Charleston, South Carolina, with operations in the United States, Australia, Canada, Costa Rica and the United Kingdom. For more information, visit www.blackbaud.com, or follow us on Twitter, LinkedIn, Instagram, and Facebook.

PRESS RELEASE

Investor Contact:	Media Contact:
Steve Hufford	media@blackbaud.com
Director, Investor Relations
IR@blackbaud.com
Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the predictability of our financial condition and results of operations. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; cybersecurity and data protection risks and related liabilities; uncertainty regarding the COVID-19 disruption; potential litigation involving us; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.
Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. Blackbaud uses non-GAAP financial measures internally in analyzing its operational performance. Accordingly, Blackbaud believes these non-GAAP measures are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies.
The non-GAAP financial measures discussed above exclude the impact of certain transactions that Blackbaud believes are not directly related to its operating performance in any particular period, but are for its long-term benefit over multiple periods. Blackbaud believes these non-GAAP financial measures reflect its ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in its business.
While Blackbaud believes these non-GAAP measures provide useful supplemental information, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures.

PRESS RELEASE
Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment. In addition, and in order to provide a meaningful basis for comparison, Blackbaud now uses non-GAAP adjusted free cash flow in analyzing its operating performance. Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software and content development, and capital expenditures for property and equipment, plus cash outflows, net of insurance, related to the Security Incident. Blackbaud believes non-GAAP free cash flow and non-GAAP adjusted free cash flow provide useful measures of the company's operating performance. Non-GAAP adjusted free cash flow is not intended to represent and should not be viewed as the amount of residual cash flow available for discretionary expenditures.
In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis and non-GAAP organic recurring revenue growth, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period. In addition, each of these measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.
Rule of 40 is defined as non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. Non-GAAP adjusted EBITDA is defined as GAAP net income plus interest, net; income tax provision; depreciation; amortization of intangible assets from business combinations; amortization of software and content development costs; stock-based compensation; employee severance; acquisition and disposition-related costs; restructuring and other real estate activities; costs, net of insurance, related to the Security Incident; and impairment of capitalized software development costs.

Blackbaud, Inc.
Consolidated Balance Sheets
(Unaudited)

(dollars in thousands)	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$29,029	$55,146
Restricted cash	449,491	596,616
Accounts receivable, net of allowance of $9,764 and $11,155 at June 30, 2022 and December 31, 2021, respectively	149,237	102,726
Customer funds receivable	1,194	977
Prepaid expenses and other current assets	98,041	95,506
Total current assets	726,992	850,971
Property and equipment, net	111,865	111,428
Operating lease right-of-use assets	50,036	53,883
Software and content development costs, net	130,329	121,377
Goodwill	1,051,230	1,058,640
Intangible assets, net	664,400	698,052
Other assets	90,670	77,266
Total assets	$2,825,522	$2,971,617
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$36,640	$22,067
Accrued expenses and other current liabilities	77,411	100,096
Due to customers	449,402	594,273
Debt, current portion	18,154	18,697
Deferred revenue, current portion	412,712	374,499
Total current liabilities	994,319	1,109,632
Debt, net of current portion	921,619	937,483
Deferred tax liability	135,393	148,465
Deferred revenue, net of current portion	3,547	4,247
Operating lease liabilities, net of current portion	48,542	53,386
Other liabilities	1,628	1,344
Total liabilities	2,105,048	2,254,557
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 67,755,374 and 66,165,666 shares issued at June 30, 2022 and December 31, 2021, respectively	68	66
Additional paid-in capital	1,020,835	968,927
Treasury stock, at cost; 14,731,484 and 14,182,805 shares at June 30, 2022 and December 31, 2021, respectively	(536,511)	(500,911)
Accumulated other comprehensive income	7,455	6,522
Retained earnings	228,627	242,456
Total stockholders’ equity	720,474	717,060
Total liabilities and stockholders’ equity	$2,825,522	$2,971,617

Blackbaud, Inc.
Consolidated Statements of Comprehensive (Loss) Income
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Revenue
Recurring	$252,507	$216,986	$497,173	$423,736
One-time services and other	12,420	12,454	24,878	24,895
Total revenue	264,927	229,440	522,051	448,631
Cost of revenue
Cost of recurring	114,487	94,435	226,661	183,300
Cost of one-time services and other	11,120	13,635	22,308	28,155
Total cost of revenue	125,607	108,070	248,969	211,455
Gross profit	139,320	121,370	273,082	237,176
Operating expenses
Sales, marketing and customer success	52,737	45,452	107,953	94,245
Research and development	38,333	30,222	78,285	59,401
General and administrative	47,391	32,008	91,153	62,595
Amortization	805	567	1,616	1,116
Restructuring	—	78	—	132
Total operating expenses	139,266	108,327	279,007	217,489
Income (loss) from operations	54	13,043	(5,925)	19,687
Interest expense	(8,976)	(5,054)	(16,575)	(10,168)
Other income (expense), net	3,133	487	4,254	(523)
(Loss) income before (benefit) provision for income taxes	(5,789)	8,476	(18,246)	8,996
Income tax (benefit) provision	(2,367)	1,745	(4,417)	2,429
Net (loss) income	$(3,422)	$6,731	$(13,829)	$6,567
(Loss) earnings per share
Basic	$(0.07)	$0.14	$(0.27)	$0.14
Diluted	$(0.07)	$0.14	$(0.27)	$0.14
Common shares and equivalents outstanding
Basic weighted average shares	51,660,739	47,756,326	51,431,501	47,560,847
Diluted weighted average shares	51,660,739	48,444,874	51,431,501	48,444,658
Other comprehensive (loss) income
Foreign currency translation adjustment	(10,398)	1,783	(12,530)	4,294
Unrealized gain on derivative instruments, net of tax	2,558	345	13,463	4,494
Total other comprehensive (loss) income	(7,840)	2,128	933	8,788
Comprehensive (loss) income	$(11,262)	$8,859	$(12,896)	$15,355

Blackbaud, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended June 30,
(dollars in thousands)	2022	2021
Cash flows from operating activities
Net (loss) income	$(13,829)	$6,567
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	51,283	40,742
Provision for credit losses and sales returns	3,653	4,418
Stock-based compensation expense	55,714	60,554
Deferred taxes	(16,656)	276
Amortization of deferred financing costs and discount	1,254	879
Other non-cash adjustments	4,225	155
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	(50,818)	(27,134)
Prepaid expenses and other assets	3,685	(18,162)
Trade accounts payable	12,769	2,356
Accrued expenses and other liabilities	(8,739)	1,443
Deferred revenue	39,238	27,828
Net cash provided by operating activities	81,779	99,922
Cash flows from investing activities
Purchase of property and equipment	(7,518)	(6,128)
Capitalized software and content development costs	(27,183)	(19,862)
Purchase of net assets of acquired companies, net of cash and restricted cash acquired	(19,016)	—
Net cash used in investing activities	(53,717)	(25,990)
Cash flows from financing activities
Proceeds from issuance of debt	113,200	128,300
Payments on debt	(129,548)	(113,477)
Stock issuance costs	(557)	—
Employee taxes paid for withheld shares upon equity award settlement	(35,600)	(38,712)
Change in due to customers	(141,001)	(170,061)
Change in customer funds receivable	(546)	(5,014)
Purchase of treasury stock	—	(58,074)
Net cash used in financing activities	(194,052)	(257,038)
Effect of exchange rate on cash, cash equivalents and restricted cash	(7,252)	992
Net decrease in cash, cash equivalents and restricted cash	(173,242)	(182,114)
Cash, cash equivalents and restricted cash, beginning of period	651,762	644,969
Cash, cash equivalents and restricted cash, end of period	$478,520	$462,855
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown above in the consolidated statements of cash flows:

(dollars in thousands)	June 30, 2022	December 31, 2021
Cash and cash equivalents	$29,029	$55,146
Restricted cash	449,491	596,616
Total cash, cash equivalents and restricted cash in the statement of cash flows	$478,520	$651,762

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
GAAP Revenue	$264,927	$229,440	$522,051	$448,631

GAAP gross profit	$139,320	$121,370	$273,082	$237,176
GAAP gross margin	52.6%	52.9%	52.3%	52.9%
Non-GAAP adjustments:
Add: Stock-based compensation expense	3,764	5,237	7,913	10,595
Add: Amortization of intangibles from business combinations	12,404	8,880	24,893	18,008
Add: Employee severance	381	15	381	15
Subtotal	16,549	14,132	33,187	28,618
Non-GAAP gross profit	$155,869	$135,502	$306,269	$265,794
Non-GAAP gross margin	58.8%	59.1%	58.7%	59.2%

GAAP income (loss) from operations	$54	$13,043	$(5,925)	$19,687
GAAP operating margin	—%	5.7%	(1.1)%	4.4%
Non-GAAP adjustments:
Add: Stock-based compensation expense	27,854	30,549	55,714	60,554
Add: Amortization of intangibles from business combinations	13,209	9,447	26,509	19,124
Add: Employee severance	462	451	462	1,442
Add: Acquisition and disposition-related costs(1)	2,292	64	3,249	31
Add: Restructuring and other real estate activities	—	118	71	7
Add: Security Incident-related costs, net of insurance(2)	8,348	470	15,549	471
Add: Impairment of capitalized software development costs	2,263	—	2,263	—
Subtotal	54,428	41,099	103,817	81,629
Non-GAAP income from operations	$54,482	$54,142	$97,892	$101,316
Non-GAAP operating margin	20.6%	23.6%	18.8%	22.6%

GAAP (loss) income before (benefit) provision for income taxes	$(5,789)	$8,476	$(18,246)	$8,996
GAAP net (loss) income	$(3,422)	$6,731	$(13,829)	$6,567

Shares used in computing GAAP diluted (loss) earnings per share	51,660,739	48,444,874	51,431,501	48,444,658
GAAP diluted (loss) earnings per share	$(0.07)	$0.14	$(0.27)	$0.14

Non-GAAP adjustments:
Add: GAAP income tax (benefit) provision	(2,367)	1,745	(4,417)	2,429
Add: Total non-GAAP adjustments affecting income from operations	54,428	41,099	103,817	81,629
Non-GAAP income before provision for income taxes	48,639	49,575	85,571	90,625
Assumed non-GAAP income tax provision(3)	9,728	9,915	17,114	18,125
Non-GAAP net income	$38,911	$39,660	$68,457	$72,500

Shares used in computing non-GAAP diluted earnings per share	51,985,530	48,444,874	51,954,151	48,444,658
Non-GAAP diluted earnings per share	$0.75	$0.82	$1.32	$1.50
(1)Includes a $2.0 million noncash impairment of certain intangible assets held for sale during the three and six months ended June 30, 2022.
(2)Includes Security Incident-related costs incurred during the three and six months ended June 30, 2022 of $8.4 million and $17.4 million, respectively, net of probable insurance recoveries during the same periods of $0.1 million and $1.9 million, respectively, and during the three and six months ended June 30, 2021 of $11.7 million and $24.5 million, respectively, net of probable insurance recoveries during the same periods of $11.2 million and $24.0 million, respectively. Recorded expenses consisted primarily of payments to third-party service providers and consultants, including legal fees, as well as settlements of customer claims. Not included in this adjustment were costs associated with enhancements to our cybersecurity program. For full year 2022, we currently expect net pre-tax expense of approximately $30 million to $35 million for ongoing legal fees related to the Security Incident. In line with our policy, legal fees, are expensed as incurred. For full year 2022, we currently expect net cash outlays of approximately $15 million to $25 million for ongoing legal fees related to the Security Incident. We have not recorded a liability for a loss contingency related to the Security Incident as of June 30, 2022 because we are unable at this time to reasonably estimate the possible loss or range of loss.
(3)Blackbaud applies a non-GAAP effective tax rate of 20.0% when calculating non-GAAP net income and non-GAAP diluted earnings per share.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
GAAP revenue	$264,927	$229,440	$522,051	$448,631
GAAP revenue growth	15.5%		16.4%
Add: Non-GAAP acquisition-related revenue(1)	—	25,841	—	51,070
Non-GAAP organic revenue(2)	$264,927	$255,281	$522,051	$499,701
Non-GAAP organic revenue growth	3.8%		4.5%

Non-GAAP organic revenue(2)	$264,927	$255,281	$522,051	$499,701
Foreign currency impact on non-GAAP organic revenue(3)	2,906	—	3,817	—
Non-GAAP organic revenue on constant currency basis(3)	$267,833	$255,281	$525,868	$499,701
Non-GAAP organic revenue growth on constant currency basis	4.9%		5.2%

GAAP recurring revenue	$252,507	$216,986	$497,173	$423,736
GAAP recurring revenue growth	16.4%		17.3%
Add: Non-GAAP acquisition-related revenue(1)	—	23,157	—	45,945
Non-GAAP organic recurring revenue	$252,507	$240,143	$497,173	$469,681
Non-GAAP organic recurring revenue growth	5.1%		5.9%
(1)Non-GAAP acquisition-related revenue excludes incremental acquisition-related revenue calculated in accordance with GAAP that is attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP acquisition-related revenue reflects presentation of full-year incremental non-GAAP revenue derived from such companies, as if they were combined throughout the prior period.
(2)Non-GAAP organic revenue for the prior year periods presented herein may not agree to non-GAAP organic revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth is calculated.
(3)To determine non-GAAP organic revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and EURO.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
GAAP net (loss) income	$(3,422)	$6,731	$(13,829)	$6,567
Non-GAAP adjustments:
Add: Interest, net	8,862	4,977	16,338	9,939
Add: GAAP income tax (benefit) provision	(2,367)	1,745	(4,417)	2,429
Add: Depreciation	3,585	3,140	7,123	6,351
Add: Amortization of intangibles from business combinations	13,209	9,447	26,509	19,124
Add: Amortization of software and content development costs	9,488	8,119	18,733	16,082
Subtotal	32,777	27,428	64,286	53,925
Non-GAAP EBITDA	$29,355	$34,159	$50,457	$60,492
Non-GAAP EBITDA margin	11.1%		9.7%

Non-GAAP adjustments:
Add: Stock-based compensation expense	27,854	30,549	55,714	60,554
Add: Employee severance	462	451	462	1,442
Add: Acquisition and disposition-related costs(2)	2,292	64	3,249	31
Add: Restructuring and other real estate activities	—	118	71	7
Add: Security Incident-related costs, net of insurance(2)	8,348	470	15,549	471
Add: Impairment of capitalized software development costs	2,263	—	2,263	—
Subtotal	41,219	31,652	77,308	62,505
Non-GAAP adjusted EBITDA	$70,574	$65,811	$127,765	$122,997
Non-GAAP adjusted EBITDA margin	26.6%		24.5%

Rule of 40(3)	30.4%		29.0%

Non-GAAP adjusted EBITDA	70,574	65,811	127,765	122,997
Foreign currency impact on Non-GAAP adjusted EBITDA(4)	1,651	(1,726)	2,152	(2,230)
Non-GAAP adjusted EBITDA on constant currency basis(4)	$72,225	$64,085	$129,917	$120,767
Non-GAAP adjusted EBITDA margin on constant currency basis	27.0%		24.7%

Rule of 40 on constant currency basis(5)	31.9%		29.9%
(1)Includes amortization expense related to software and content development costs, and amortization expense from capitalized cloud computing implementation costs.
(2)See additional details in the reconciliation of GAAP to Non-GAAP operating income above.
(3)Measured by non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. See Non-GAAP organic revenue growth table above.
(4)To determine non-GAAP adjusted EBITDA on a constant currency basis, non-GAAP adjusted EBITDA from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and EURO.
(5)Measured by non-GAAP organic revenue growth on constant currency basis plus non-GAAP adjusted EBITDA margin on constant currency basis.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Six months ended June 30,
	2022	2021
GAAP net cash provided by operating activities	$81,779	$99,922
Less: purchase of property and equipment	(7,518)	(6,128)
Less: capitalized software and content development costs	(27,183)	(19,862)
Non-GAAP free cash flow	$47,078	$73,932
Add: Security Incident-related cash flows, net of insurance	5,164	3,794
Non-GAAP adjusted free cash flow	$52,242	$77,726